UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SOTHEBY’S

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On March 13, 2014, William F. Ruprecht, Chairman, President and Chief Executive Officer of Sotheby’s (the “Company”), issued the following message to employees of the Company:

Today, the Company announced news about our Board of Directors and I want to share it with you.

First, we are very pleased to announce that two new independent Directors have been nominated to our Board.  Jessica Bibliowicz, former Chairman and Chief Executive Officer of National Finance Partners Corp., and Kevin C. Conroy, President of Digital and Enterprise Development for Univision Communications, Inc., will stand for election at the Company’s 2014 Annual Meeting in early May.

Both are exciting new additions with impressive backgrounds, experience and skills who will add a lot to the Board. (link to press release)

At the same time, we announced that two current directors, former Chairman Michael I. Sovern and former Lead Independent Director Steven B. Dodge, will be retiring from the Board after years of distinguished service. Michael served as Chairman for 13 years following his appointment in 2000 and feels this is the right time to retire. Steve served as a director from 2000-2007 and rejoined the Board in 2012 to serve as Lead Independent Director. As previously announced, Steve stepped down from that position last December and returned to a Director’s role because of family and personal matters that are unrelated to Sotheby’s. Regrettably, those issues preclude him from continuing on the Board. I am extremely grateful to them both for all they’ve done for Sotheby’s.

Also today, Sotheby’s rejected the three individuals that Third Point LLC nominated to our Board.  The Board noted that hedge fund manager Daniel S. Loeb, who nominated himself as one of the three, launched a costly and disruptive proxy contest despite the extensive discussions Sotheby’s engaged in to avoid it - including offering him a seat on the Board. Because of his decision, we believe shareholders should question whether Mr. Loeb will put all shareholders’ interests first. We also feel that his fellow candidates - jeweler Olivier Reza, who some of you know and have worked with here at Sotheby’s, and corporate restructuring specialist Harry J. Wilson, add no relevant skills, experience or expertise that is not already present on the Board.

A logical question is, why is the Company now rejecting Mr. Loeb for a Board seat shortly after offering him one? As we said in our regulatory filings, our offer reflected the Board's efforts to work constructively to avoid a distracting proxy contest, and not because of any experience or expertise that he could bring to the board. We are, of course, prepared to continue to engage with Mr. Loeb as a shareholder, as we regularly do with all Company shareholders.

At the end of the day, where does all this leave Sotheby’s?

In the simplest terms, with two directors retiring and two strong additions, we have 12 candidates standing for election to the Board and Third Point will offer an opposing slate of 3 candidates. Shareholders will decide at the annual meeting which directors they support. Sotheby’s has the right Board, the right management team and the right strategy to grow, prosper and deliver value to all our shareholders, clients and staff - now and over the long run. That’s what we will tell shareholders in the coming weeks.

As I’ve said over the last five months, we’re occasionally going to hear a lot of noise and see a lot of headlines about activist issues, and today is one of those days. You can read all our press releases on Sotheby’s Today.

It’s important to know that we’re in a strong position, coming off a record year at Sotheby’s, and early results this year are very promising. We’ve had some excellent sales already and there is some wonderful property in the pipeline. Thank you for all your hard work.

Important Additional Information
Sotheby’s, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with Sotheby’s 2014 Annual Meeting of Stockholders. Sotheby’s intends to file a proxy statement and GREEN proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Sotheby’s stockholders.  SOTHEBY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND ACCOMPANYING GREEN PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of Sotheby’s directors and executive officers and their respective interests in Sotheby’s by security holdings or otherwise is set forth in Sotheby’s proxy statement for the 2013 Annual Meeting of Stockholders, filed with the SEC on March 26, 2013. To the extent holdings of such participants in Sotheby’s securities have changed since the amounts described in the 2013 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Sotheby’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014.

These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by Sotheby’s with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at Sotheby’s investor relations website at http://investor.shareholder.com/bid/index.cfm.  Copies may also be obtained by contacting Sotheby’s Investor Relations by mail at 1334 York Avenue, New York, NY 10021 or by telephone at 800-700-6321 or 212-894-1023.

Forward-Looking Statements
This release contains certain “forward-looking statements,” as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date hereof. In addition to the considerations and factors referred to in this release and prior filings and releases, major factors which Sotheby’s believes could cause actual events to differ materially include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, competition with other auctioneers and art dealers, the success of Sotheby’s risk reduction and margin improvement efforts, the amount of quality property being consigned to art auction houses, the marketability at auction of such property, the success of Sotheby’s future auction sales and the results and reception of Sotheby’s announced capital allocation and financial review and other initiatives, including but not limited to its cost reduction initiatives, review of its real estate portfolio and related alternatives and its plans and framework for returning capital to stockholders and optimizing its capital structure and financial policies. Please refer to Sotheby’s most recently filed Form 10-Q (and/or 10-K) and other filings for a more comprehensive list of material Risk Factors. Sotheby’s disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.